Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

 We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement (No. 333-280378) on Form S-4 and related Prospectus of our report dated March 29, 2024, relating to the consolidated financial statements of First National Corporation appearing in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

 /s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
July 5, 2024